UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 11, 2019

ARISTA FINANCIAL CORP.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-169802	27-1497347
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

51 JFK Parkway, First Floor West

Short Hills, New Jersey 07078

 (Address of principal executive offices)

(973) 218-2428

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 11, 2019, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Jefferson Street Capital, LLC, a New Jersey limited liability company (the “Buyer”) pursuant to which the Buyer purchased from the Company a 12% Convertible Note (the “Note”) in the aggregate principal amount of $35,000. In connection with the sale of the Note, the Company also delivered a warrant (the “Warrant” and, together with the Note and the Purchase Agreement, the “Transaction Documents”) to the Buyer to purchase up to 20,250 shares of the Company’s common stock, subject to the terms and conditions described below. The Company received net proceeds from the Buyer of approximately $31,500 after deducting original issue discount and fees and expenses of Buyer’s counsel. The Company expects to use the net proceeds from the sale of the Note for its general corporate purposes. The Purchase Agreement also grants the Buyer piggyback registration rights and the right to participate in future offerings of the Company’s securities on the terms and conditions set forth therein so long as the Note is outstanding.

The Note accrues interest at the rate of 12% per annum. Interest and principal are payable on November 6, 2019; provided that the Buyer may extend the maturity date by up to six (6) months. Any amount of principal or interest on the Note which is not paid when due shall bear interest at the default rate of interest of 24% per annum. The Company has the right to prepay the principal amount of the Note and accrued interest in whole or in part at any time upon five (5) trading days’ prior written notice to the Buyer at a prepayment price equal to (i) 130% of the principal amount plus accrued interest if the Company exercises its right by May 12, 2019 and (ii) 145% of the principal amount plus accrued interest if the Company exercises its right from May 13, 2019 to August 10, 2019. The Note may not be prepaid after August 10, 2019. If an event of default as set forth in the Transaction Documents occurs, the Buyer may declare the Note immediately due and payable and the Company will be obligated to pay a default amount equal to 175% of the principal amount plus accrued interest and other amounts owing under the Transaction Documents.

The Note is convertible into shares of the Company’s common stock at any time at a conversion price equal to the lower of (i) the closing sale price on the trading day immediately preceding the issue date of February 11, 2019 ($1.25 per share) or (ii) 60% multiplied by the lowest traded price of the common stock during the twenty (20) consecutive trading day period during which at least 100 shares were traded immediately preceding the trading day on which the Company receives a notice of conversion. The conversion price is subject to adjustment for stock splits, reverse stock splits, stock dividends and certain other similar or dilutive transactions, and subject to the Transaction Documents.

The Warrant entitles the holder to purchase up to 20,250 shares of the Company’s common stock at an exercise price equal to $2.00 per share, subject to adjustment for stock splits, reverse stock splits, stock dividends and certain other similar or dilutive transactions. The Warrant is also subject to cashless exercise in the event that the market price of the common stock is greater than the exercise price. The Warrant will expire on February 11, 2022.

The foregoing descriptions of the Transaction Documents are qualified in their entirety by reference to terms of the respective Transaction Documents, copies of which have been filed as exhibits to this Current Report on Form 8-K.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The Note and the Warrant, as well as the shares of the Company’s common stock into which the Note is convertible and for which the Warrant is exercisable, were offered and sold pursuant to an exemption from the registration requirements under Section 4(a)(2) of the Securities Act of 1933, as amended, as the transactions did not involve a public offering and the securities were acquired for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)       Exhibits

Exhibit Number	Description	Filed
4.1	12% Convertible Note dated February 11, 2019 issued to Jefferson Street Capital, LLC.	Filed herewith
4.2	Warrant dated February 11, 2019 issued to Jefferson Street Capital, LLC.	Filed herewith
10.1	Securities Purchase Agreement dated as of February 11, 2019 between Arista Financial Corp. and Jefferson Street Capital, LLC.	Filed herewith

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 14, 2019	ARISTA FINANCIAL CORP.

	By:	/s/ Paul Patrizio
Paul Patrizio Chief Executive Officer

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